Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Prosperity Bancshares, Inc. of our Report dated July 13, 2004 on our audit of the financial statements of the Prosperity Bancshares, Inc. 401 (k) Profit Sharing Plan as of December 31, 2003 and for the year then ended, which report is included in this Annual Report on Form 11-K.

/s/ Killman, Murrell & Co., P.C.

Killman, Murrell & Co., P.C.

Houston, Texas

July 20, 2004